Exhibit 99.5

Deed of Assignment of credit for guarantee purposes

Between

UniCredit Corporate Banking S.p.A.

As Lending Party, Assignee and Agent Bank

AND

Kemet Electronics Corp.

As Assignor

Arcotronics Italia S.p.A.

As Assignor

Arcotronics Industries S.r.l.

As Assignor

Arcotronics Hightech S.r.l.

As Assignor

Arcotronics Tecnologies S.r.l.

As Assignor

Kemet Corporation

As Beneficiary

DEED OF ASSIGNMENT OF CREDIT FOR GUARANTEE PURPOSES

BY CERTIFIED PRIVATE AGREEMENT

BETWEEN:

(1)           UNICREDIT CORPORATE BANKING S.P.A. with registered offices and general management headquarters in Via Garibaldi 1, Verona, Italy, share capital Euro 4,107,904,696.00 (four billion, one hundred and seven million, nine hundred and four thousand and six hundred and ninety-six/00) fully paid in, tax code, VAT number and enrolment number in the Verona Companies’ Register No. 03656170960, Italian Banking Association code 3226.8, enrolled in the register of banks and part of the UniCredit Banking Group enrolled in the Register of Bank Groups under No. 3135 (hereinafter also defined solely as “UniCredit”, “Lending party”, “Assignee or “Agent Bank”), represented by Mr. Claudio Chiosi, born in Bologna, on 15th March 1966, in his capacity as Quadro Direttivo as authorized by virtue of the powers granted him under the power of attorney issued by Mr. Mario Fertonani born in Mantua on 3 September 1933 and domiciled for the purposes of his office as above, in his capacity as Chairman of the Board of Directors of the afore-mentioned Bank, drawn up under the hand and seal of the Notary Public Marco Cicogna of Verona on 2 January 2003, volume No. 87071/6486, registered at the Verona 1 Inland Revenue Office on 7 January 2003 under No. 37, a certified copy of which is atttached as Annex A, to my previous notarial deed dated 6th June 2003 (rep. No. 95083/21990), registered in Bologna – Terzo Ufficio delle Entrate (Third Inland Revenue Office) – on 19th June 2003 under No. 2894/IT;

AND

(2)           Kemet Electronics Corporation (hereinafter, “Kemet Electronics”), with registered offices in 2835 Kemet Way, Simpsonville, South Carolina, 29681, United States of America, Federal Tax identification No. 06-1198308, represented by Mr. Marco Uberti, born in Bologna, on 8th June 1953, domiciled for the purpose of his office at the company’s registered offices, authorized in relation to this deed by virtue of the powers granted him under a special power of attorney certified by Christine A. Harper, Notary Public, on 8th October 2008, duly equipped with an Apostille and translated, which is attached hereto as Annex A;

(3)                                  Arcotronics Italia S.p.A. (hereinafter, “Arcotronics Italia”), with registered offices in Via S. Lorenzo 19, Sasso Marconi (BOLOGNA), Italy, share capital Euro 2,295,335.00 (two million, two hundred and ninety-five thousand, three hundred and thirty-five/00), fully paid in, enrolled in the Bologna Companies’ Register under number and tax code 03762091001, represented by Mr. Marco Uberti, born in Bologna, on 8th June 1953, domiciled for the purpose of his office at the company’s registered offices, authorized in relation to this deed by virtue of the powers granted him under a power of attorney dated 29th September 2008, with signatures certified by Mr. Carlo Vico, as Notary Public, in Bologna (Rep. No. 110200), which is attached hereto as Annex B;

(4)                                  Arcotronics Industries S.r.l. (hereinafter, “Arcotronics Industries”), with registered offices in Via S. Lorenzo 19, Sasso Marconi (BOLOGNA), Italy, share capital Euro 1,980,000.00 (one million, nine hundred and eighty thousand/00), fully paid in, enrolled in the Bologna Companies’ Register under number and tax code 91229420376, represented by Mr. Marco Uberti, born in Bologna, on 8th June 1953,domiciled for the purpose of his office at the company’s registered offices, authorized in relation to this deed by virtue of the powers granted him under a power of attorney dated 29th September 2008, with signatures certified by Mr. Carlo Vico, as Notary Public, in Bologna (Rep. No. 110202), which is attached hereto as Annex C;

(5)                                  Arcotronics Hightech S.r.l. (hereinafter, “Arcotronics Hightech”), with registered offices in Monghidoro (BO), Via Savena 3, share capital Euro 500,000.00 ([five hundred thousand/00), fully paid in, enrolled in the Bologna Companies’ Register under number and tax code 01821730130, represented by Mr. Marco Uberti, born in Bologna, on 8th June 1953, domiciled for the purpose of his office at the company’s registered offices, authorized in relation to this deed by virtue of the powers granted him under a special power of attorney, with signatures certified by Mr. Carlo Vico, as Notary Public, in Bologna, on 13th October 2008 (Rep. No. 110363), which is attached hereto as Annex D;

(6)                                  Arcotronics Technologies S.r.l. (hereinafter, “Arcotronics Technologies”), with registered offices in Sasso Marconi (BO), Via San Lorenzo 19, share capital Euro 1,980,000.00 ([one million nine hundred eighty thousand/00]), fully paid in, enrolled in the Bologna Companies’ Register under number and tax code 91229420376, represented by Mr. Marco Uberti, born in Bologna, on 8th June 1953, domiciled for the purpose of his office at the company’s registered offices, authorized in relation to this deed by virtue of the powers granted him under a special power of attorney, with signatures certified by Mr. Carlo Vico, as Notary Public, in Bologna, on 13th October 2008 (Rep. No. 110364), which is attached hereto as Annex E;

(7)                                  Kemet Corporation, with registered offices in Simpsonville, 2835 Kemet Way, South Carolina, United States of America, Federal Tax Identification No. 57-0923789     , Italian tax code 91300300372, (hereinafter, “Beneficiary”), represented by Mr. Marco Uberti, born in Bologna, on 8th June 1953, domiciled for the purpose of his office at the company’s registered offices, authorized in relation to this deed by virtue of the powers granted him under a special power of attorney certified by Christine A. Harper, Notary Public, on 9th October 2008, duly equipped with an Apostille and translated, which is attached hereto as Annex F;

(hereinafter Kemet Electronics, Arcotronics Italia, Arcotronics Industries, Arcotronics Hightech, and Arcotronics Technologies jointly referred to as the “Assignors”).

RECITALS

(A)                              the Lending Party and the Beneficiary signed a loan agreement (hereinafter “Loan Agreement”) on 29 September 2008, by private deed (Rep. No. 110199/29958), registered in Bologna – Terzo Ufficio delle Entrate (Third Inland Revenue Office) – on 7th October 2008 under No. 11054 Series 1T, with the benefits provided for by Presidential Decree No. 601/73, and with signature certified by Carlo Vico, as Notary Public, in Bologna, for a total amount of no more than Euro 60,000,000.00 (sixty million/00) (hereinafter the “Loan”);

(B)                                Unicredit organized and accepted to subscribe the Loan, relying on the veracity, completeness and consistency of the data and economic, financial and legal information provided by the Beneficiary and by the Assignors, as well as on the granting of the Guarantees and the undertaking of the commitments envisaged in the Loan Agreement and/or in the other Financial Documents;

(C)                                the disbursement of the Loan is subordinate, among other aspects, to the signing of the agreements concerning the Guarantees, as defined in the Loan Agreement, including the assignment as per this deed;

(D)                              in order to guarantee the accurate and punctual fulfilment of all the obligations deriving from the Loan Agreement, the related parties have agreed that the Assignors, as specified herein, shall transfer all their current and/or future credits specified in Article 2.1 below to the Lending Party;

(E)                                on the date hereof a factoring agreement is being negotiated (hereinafter, the “Factoring Agreement”) between the Beneficiary and UniCredit Factoring S.p.A. for a maximum amount equal to Euro 35,000,000.00 (thirty-five million/00), the main terms and conditions of which are listed in the letter of engagement and in the term sheet executed on 16th September 2008 (hereinafter “Letter of Engagement” and “Term Sheet”, respectively);

(F)                                 for the purposes of this deed of assignment, “Lending Party” and “Assignee” are understood to be - in addition to and together with UniCredit as identified above - all its successors and assigns, as well as each and every bank which has become part of the Loan and/or the Loan Agreement following the subsequent assignment, in full or part, of the Loan and/or the Loan Agreement while the Assignee, the Agent Bank, the Beneficiary (for the sole purpose of undertaking certain specific commitments hereunder) and the Assignors are collectively defined hereinafter as the “Parties” (and each one individually as a “Party”);

(G)                               if not otherwise defined, the terms beginning with a capital letter shall have the same meaning assigned to them in accordance with the Loan Agreement;

(H)                           the financial conditions and the summary of the main clauses of this deed are provided in the Summary Document, annex sub “G” to this deed, which the Assignors declare they have read, know and approved;

(I)                                the Loan has a duration of over eighteen months and, therefore, the Loan Agreement and the assignment of credit pursuant to this deed benefit from the tax concessions envisaged in Article 15 et seq. of Italian Presidential Decree No. 601 dated 29 September 1973;

(L)                             the following companies:

1.               Arcotronics Italia;

2.               Arcotronics Industries;

3.               Arcotronics Hightech;

4.               Arcotronics Technologies;

5.               Kemet Electronics;

and any of their general successors or assigns, are hereinafter defined – also for the purposes of the Loan Agreement – collectively as the “Guarantor Companies” and each one, individually, as a “Guarantor Company”, it being therefore understood that this definition of Guarantor Companies or

Guarantor Company, as the case may be, shall apply whenever a clause of the Loan Agreement makes reference to “guarantor companies” or “guarantor company”.

ALL THIS HAVING BEEN STATED, THE PARTIES AGREE ON THE FOLLOWING

1.             RECITALS AND ANNEXES

The recitals and the annexes represent an integral and essential part of this deed.

2.             ASSIGNMENT FOR GUARANTEE PURPOSES

2.1                                By means of this deed, the Assignors, each in relation to their own possessory title, assign, in accordance with Articles 1260 (“Assignability of the credit”) et seq. of the Italian Civil Code, all their respective credits as identified below, along with any other credit, future or otherwise pursuant to, and within the limits set forth in, Art. 15.4 of the Loan Agreement (hereinafter also defined as “Assigned Credits”), to the Lending Party, who accepts, in order to guarantee the fulfilment of all the Guaranteed Obligations (as defined and specified in Article 2.3 below); this takes place on condition that said credits can be freely assigned as per the law and/or the contract which disciplines each Assigned Credit:

(A)          with regard to Kemet Electronics, all its credits with the respective debtors identified in annex sub “H” to this deed;

(B)           with regard to Arcotronics Italia, all its credits with the respective debtors identified in annex sub “I” to this deed;

(C)           with regard to Arcotronics Industries, all its credits with the respective debtors identified in annex sub “L” to this deed;

(D)          with regard to Arcotronics Hightech, all its credits with the respective debtors identified in annex sub “M” to this deed;

(E)          with regard to Arcotronics Technologies, all its credits with the respective debtors identified in annex sub “N” to this deed.

2.2                                The assigned debtors are from this point on, for the sake of brevity, jointly but not severally referred to as the “Assigned Debtors” and each one individually as the “Assigned Debtor”.

2.3                                This assignment, which represents a financial guarantee as per Italian Legislative Decree No. 170 dated 21 May 2004, guarantees the correct and punctual fulfilment of all the current and/or future obligations of the Beneficiary vis-à-vis the Assignee, deriving from the Loan Agreement and from the Financial Documents including, by way of example:

(A)                             the payment of all the sums owed by the Beneficiary to the Assignee on the basis of the Loan Agreement and/or the other Financial Documents, including therein merely by way of example and by no means complete, any credit – future or otherwise –in any event due by way of repayment of principal, payment of interest including default, commission of any kind, fees, additions or expenses, payments, remuneration, indemnities, reimbursement of taxes, withholdings, reimbursement of dues or any other credit deriving from the Financial Documents;

(B)          the complete satisfaction of all the current and/or future obligations deriving from the contracts indicated in this article, in whatever currency they may be expressed, in relation to which the Beneficiary may at any time and as and when, as from the date of this deed, be required to pay vis-à-vis the Assignee, in accordance with or in relation to the Financial Documents, including therein, merely by way of example and by no means complete, the sums due for compensatory and/or indemnification purposes, either as a result of contractual and/or non-contractual and/or pre-contractual liability;

(C)          the payment of all the sums which the Beneficiary is or may, at any time and as and when, be obliged to pay over to the Assignee in accordance with the matters envisaged by this deed, including therein the expenses and charges incurred in connection with the recovery of the sums due as per the Financial Documents and this deed, or with the exercise of the rights by assigns as per these Financial Documents and this deed or provisions of the law; and/or

(D)          the payment of any amount for any reason owed to the Lending Party by the Beneficiary following the cancellation or termination of the Loan Agreement and/or the other deed entered into by way of execution of the same (as well as following withdrawal from the same), or the declaration of invalidity, inexistence or ineffectiveness of the same (the obligations pursuant to the previous sections, together with those pursuant to this section are collectively referred to as the “Guaranteed Obligations”).

2.4                                The Parties agree that, following the communication pursuant to Article below, all the sums collected by the Assignors in relation to the Assigned Credits will have to be paid into the current accounts as per Article 3 below, opened at banks belonging to the Agent Bank’s group (the “Credit Accounts”);

2.5                                The Assignor’s commitment, irrespective of the effective finalization of the assignment as per Article 4 which follows and of the actual assignability of such credit, to channel all the flows pertaining to the Assigned Credits into the Credit Accounts within a reasonable period of time as from the stipulation of this deed, is established from this point on.

2.6                                The sums collected by the Agent Bank in the Credit Accounts as a result of the assignment may then be used to cancel out or reduce – at the reasonable discretion of the same – one or more of the Guaranteed Obligations according to the order of allocating the payments indicated in the Loan Agreement and on the due date agreed therein. In detail, the Lending Party shall take steps to use the sums collected to satisfy its credits which are know, liquid and exactable, deriving from the Guaranteed Obligations at the time of collection by the Agent Bank, taking steps to credit the Assignors again with any residual amount.

2.7                                The Parties also agree that the Credit Accounts shall have to be registered in the name of the Assignors, who undertake to grant the Agent Bank, at the same time this deed is entered into, appropriate irrevocable authority (since it is also granted in the interests of the Proxy, in pursuance of Article 1723 (“Revocable nature of the authority”) of the Italian Civil Code) to use the sums credited therein to satisfy all the Guaranteed Obligations, according to the scheme annexed to this deed sub “O”. Following the communication pursuant to Article below, the Assignors shall have to forward to the Agent Bank, on a quarterly basis, the account statement of the Credit Accounts provided by the bank where the account is open (as per Article above). Until communication, pursuant to Clause 17.1 (“Acceleration, Termination, and Withdrawal”) of the Loan Agreement, by the Assignee of the occurrence of a “Significant Event” (as defined by the Loan Agreement) which has not been corrected within the period of grace granted by said Assignee, the Assignors may freely use the amounts paid into the Credit Accounts, and in any event in observance of the matters envisaged in the Loan Agreement, and the Lending Party will have to make the afore-mentioned amounts paid into the Credit Accounts available immediately to the Assignors.

2.8                                On communication, pursuant to Clause 17.1 (“Acceleration, Termination, and Withdrawal”) of the Loan Agreement, by the Assignee of the occurrence of a Significant Event which has not been corrected within the period of grace granted by said Assignee, the Lending Party shall have the faculty to use the sums present in the Credit Accounts to offset its own known, liquid and exactable credits, deriving from the Guaranteed Obligations, taking steps to credit the Assignors again with any residual amount. It is understood that, following the satisfaction of the Guaranteed Obligations which are liquid and exactable, the Assignors may once again freely use the amounts paid into the Credit Accounts, in observance of the matters envisaged in the Loan Agreement, and the Lending Party will have to make the afore-mentioned amounts paid into the Credit Accounts available immediately to the Assignors.

2.9                                The Parties formally acknowledge that this assignment is made with recourse, and therefore, with the express guarantee of solvency of the Debtor by the Assignors.

3.          PAYMENTS

Without prejudice to the proprietary title of the afore-mentioned credits belonging to the Lending Party, each payment relating to the Assigned Credits owed to the Assignors by the Assigned Debtors will be made by crediting the following current accounts:

• with regard to Kemet Electronics:

Current Acc. held in the name of Kemet Electronics

IBAN Code ******

• with regard to Arcotronics Italia:

Current Acc. held in the name of Arcotronics Italia

IBAN Code ******

• with regard to Arcotronics Industries:

Current Acc. held in the name of Arcotronics Industries

IBAN Code ******

• with regard to Arcotronics Hightech:

Current Acc. held in the name of Arcotronics Hightech

IBAN Code ******

• with regard to Arcotronics Technologies:

Current Acc. held in the name of Arcotronics Technologies

IBAN Code ******.

Following the communication, sent by the Assignee, pursuant to Clause 17.1 (“Acceleration, Termination, and Withdrawal”) of the Loan Agreement, of the occurrence of a Significant Event and to the extent that such Significant Event has not been corrected within the period of grace possibly granted by the Assignee, the Assignee may, at its discretion, instruct the Assigned Debtors to pay the amount due into a current account other than those mentioned above, informing the Assignors in writing thereof.

4.          FINALIZATION OF THE ASSIGNMENT

4.1           Without prejudice to the efficacy between the Parties of the assignment of credits for guarantee purposes as per this deed, the Assignors undertake (i) against written request in this connection from the Agent Bank also in the absence of a Significant Event or, (ii) on communication by the Assignee of the occurrence of a Significant Event, pursuant to Clause 17.1 (“Acceleration, Termination, and Withdrawal”) of the Loan Agreement, which has not been corrected within the period of grace possibly granted by said Assignee, to:

(A)                             inform the Assigned Debtor - to the extent that the credits claimed by the Assignees are freely transferable pursuant to law and/or to the applicable agreement (without prejudice to Article 7.1(H) below) -, within 10 (ten) days of receipt of a communication pursuant to the previous points (i) or (ii) this article by the Agent Bank (to be sent to the addresses as per Article 9 below and at its unquestionable discretion, by means of registered letter with advice of receipt and without envelope (or via any other means suitable for ensuring certainty of the date), of the assignment of the credits – to the extent that they are freely transferable (without prejudice to Article 7.1(H) below) - pursuant to this deed, by means of notification of assignment annexed to this deed under sub “P”, pursuant to and for the purposes of Articles 1264 (“Efficacy of the assignment vis-à-vis the Assigned Debtor”) and 1265 (“Efficacy of the assignment vis-à-vis third parties”) of the Italian Civil Code or another similar procedure pursuant to applicable law capable of ensuring the finalization of the assignment, making it valid and effective also vis-à-vis the Assigned Debtors and third parties.

(B)                               provide the Agent Bank promptly - and in any event within 3 (three) days of receipt of the advice of receipt as per letter (A) above - with suitable documentary evidence of the notification or another similar procedure possibly applicable.

4.2                                In the event that the Assignors do not accomplish the activities as per the previous article, the Agent Bank is authorized – and is herein irrevocably endowed by the Assignors with the widest power to act in the name and on behalf of the same in this connection – to inform the Assigned Debtor and/or Assigned Debtors of this assignment for guarantee purposes on behalf and in the name of the Assignors, by means of registered letter with advice of receipt and without envelope (or via any other means suitable for ensuring certainty of the date).

5.                               MAINTENANCE OF THE GUARANTEE

Also in accordance with and for the purposes of Article 1275 (“Satisfaction of the guarantees”) of the Italian Civil Code and without prejudice to Article 12.3 below, in addition and without prejudice to any other eventual collateral or personal security which the Assignee may, currently or subsequently, benefit from in relation to the Guaranteed Obligations, the guarantee afforded in accordance with this deed:

(A)                             shall maintain its effectiveness in its entirety until the complete fulfilment of all the Guaranteed Obligations, and thus irrespective of any changes to, extension or transfer – partial or otherwise – of the Loan Agreement and/or the other deed entered into by way of execution of the same;

(B)                               shall not be reduced nor may it be considered subject to waiver if the Assignors take steps to make partial or early repayments as per the Loan Agreement, or the Loan Agreement and/or the other deeds entered into by way of execution of the same are subject to changes, extension or transfer, partial or otherwise.

6.                               ASSIGNOR GUARANTEES – GUARANTEE EFFECTIVENESS

6.1                                The Assignors declare and guarantee the Assignee the following:

(A)                             the Assignors are validly established and existent in compliance with applicable provisions of the law and no action has been furthered with the aim of obtaining the winding-up or liquidation of the same;

(B)                               the Assignors are not in a state of insolvency, as defined by Italian law or similar legal provisions to which the Assignors are subject; furthermore, the Assignors are not subject to any other bankruptcy proceedings and no petitions have been furthered aimed at opening bankruptcy proceedings against them;

(C)                               the Assigned Credits exist, are known, liquid, (or rather, if future, will be as of the related date of acquisition by the Assignors and related assignment to the Lending Party) and the same are completely owned by and available to the Assignors and, as far as the Assignors are aware, they are not subject to attachment, confiscation or other restrictions of any kind (except this assignment of credit and the restriction deriving from provisions of the law) capable of prejudicing (i) the value of the guarantee pursuant to this assignment, and/or (ii) the ability of the Beneficiary to fulfil its payment obligations arising from the Loan Agreement, nor do they form the subject matter of other deeds of assignment of credit with the exception of the matters envisaged in the Factoring Agreement (as defined in the Loan Agreement). The Assignors also declare that no legal action or judicial or arbitration disputes are underway in relation to the Assigned Credits or similar action capable of affecting the validity, existence, certainty and liquidity of the same or the exceptionable nature of this assignment if this may prejudice (i) the value of the guarantee pursuant to this assignment, and/or (ii) the ability of the Beneficiary to fulfil its payment obligations arising from the Loan Agreement. The Assignors also undertake to promptly inform the Assignee in writing of the possible occurrence of said restrictions, as well as any challenge, raised by whomever, in relation to the Assigned Credits and/or the relationship which has given rise to the same, the negative outcome of which may prejudice (i) the value of the guarantee pursuant to this assignment, and/or (ii) the ability of the Beneficiary to fulfil its payment obligations arising from the Loan Agreement;

(D)                              after delivery of the document referred to in Article 7 (ADDITIONAL COMMITMENTS OF THE ASSIGNOR) below, paragraph (H), the assigned credits, as specified in such document, shall be freely transferrable;

(E)                                without prejudice to the matters that will be envisaged in the Factoring Agreement, the signing of this deed and the undertaking by the Assignors of the commitments contained herein do not violate any legal provision or norm in any event with legal power, any sentence, decree or other jurisdictional or administrative measure or other obligation of a contractual nature (until the document referred to in Article 7 (ADDITIONAL COMMITMENTS OF THE ASSIGNOR) below, paragraph (H), is delivered, other than the obligation, if any, not to transfer to third parties the Assigned Credits, as provided for in the agreements from which the Assigned Credits arise and/or by the applicable laws regulating the Assigned Credits) undertaken by the Assignors which are capable of prejudicing (i) the value of the guarantee pursuant to this assignment, and/or (ii)

the ability of the Beneficiary to fulfil its payment obligations arising from the Loan Agreement;

(F)           that they have provided documental proof of the existence of the Assigned Credits to the Agent Bank, at the same time this deed was entered into .

6.2           The “with recourse” assignment does not prejudice the right of the Lending Party to take the action it is entitled to vis-à-vis the Assignors, or vis-à-vis any other jointly liable parties.

6.3                                The “with recourse” assignment of the credits is completely effective irrespective of any other guarantee which may have been provided or may be provided by anyone, under any form or for any reason, in favour of the Lending Party.

7.                               ADDITIONAL COMMITMENTS OF THE ASSIGNOR

7.1           Until the rights of guarantee established in accordance with this deed have been satisfied following the full reimbursement of all that is due to the Assignee as a result of the Loan Agreement, the Assignors (and, if necessary, the Beneficiary, which promises, for this purpose, to be also accountable for any third parties’ liability pursuant to, and for the purposes of, Art. 1381 of the Italian Civil Code) shall have to perform the following at their own expense:

(A)                             promptly inform the Assignee in writing of any event, action or written communication which may tangibly have an essentially detrimental effect on the guarantee afforded in accordance with this deed;

(B)          at any time fulfil, with regard to all significant aspects, the obligations undertaken by the same for the purpose of protecting the persistence of the Assigned Credits;

(C)          refrain from accepting or proposing amendments to any agreement from which the Assigned Credits derive and from exercising any rights to withdraw or terminate in accordance with the same unless the prior written consent of the Assignee has been obtained, which cannot be unreasonably denied, if this can prejudice (i) the value of the guarantee pursuant to this assignment, and/or (ii) the ability of the Beneficiary to fulfill its payment obligations arising from the Loan Agreement as well as – with exclusive reference to the agreements that will be entered into by the Assignors in relation to future Assigned Credits – make every reasonable efforts to ensure that such agreements provide that the credits be transferable;

(D)          keep a copy of the documentation relating to the Assigned Credits and hand it over to the Agent Bank, upon the written request of the latter;

(E)           provide the Assignee with immediate written communication of any claim furthered by third parties (including any administrative authority) on the Assigned Credits, which is capable of materially prejudicing the guarantee hereunder;

(F)           without prejudice to the matters envisaged by applicable law, refrain from active or omissive conduct which may, directly or indirectly prejudice the validity, exceptionable nature, actionable nature or efficacy of this deed of assignment or the rights (including herein those relating to the collection of the Assigned Credits and the rights of guarantee) afforded in accordance with the same in favour of the Lending Party, or decrease the value of the credits subject to assignment;

(G)          promptly sign any additional deeds and documents and undertake any additional action or formalities necessary for the purpose of finalizing and/or protecting the rights of guarantee afforded or to be afforded in pursuance of this deed and permit the Assignee to exercise and/or protect its rights deriving from this deed before the legal authorities, including therein the signing of deeds of assignment of credit which are valid and effective in accordance with the law applicable to the related assignment whose content matter is essentially similar to the same;

(H)          deliver to the Assignee, within 30 days of the date of execution of this deed, an updated version of the annexes referred to in Clause 2.1 above, paragraphs (A), (B), (C), (D), and (E), only specifying the Assigned Credits that are freely transferrable by each Assignor.  It is henceforth understood that the failure to fulfil the delivery obligation herein shall amount, in every respect, to a Significant Event pursuant to the Loan Agreement; and

(I)            not assign to third parties – other than UniCredit Factoring S.p.A – the Assigned Credits (present or future) which are the subject of this assignment.

7.2           It is henceforth understood that the breach of any representation and warranty set forth in Article 6 above, and, in particular, of the representations and warranties set forth in paragraphs (C), (D), and (E) of the same article, shall amount, in every respect, to a Significant Event pursuant to the Loan Agreement.

8.                               TRANSFERS

8.1                                Within the limits envisaged by applicable law, the Assignors duly note and accept that the rights of guarantee afforded in accordance with this deed remain in their entirety also following the assignment to third parties of the credits or the contractual position of the Loan by the Lending Party and that, as a legal consequence of these assignments, these rights of guarantee are transferred to the new lending banks without the need for any further manifestation of consent by the Assignors and in any event with the exclusion of any novative efficacy of the Loan Agreement or this deed of assignment and/or any additional deeds of assignment and/or the Guaranteed Obligations.

8.2                                Without prejudice to the accessory and automatic nature of the transfer of the rights of guarantee to the new lending banks as per Article above, the Assignors irrevocably accept that each new lending bank may, if this has not been carried out by the Assignors, in observance of the matters envisaged in the Loan Agreement, take steps to notify the Assigned Debtor and/or Assigned Debtors of the assignment and the corresponding transfer of the rights of guarantee as per the article of this deed. From this point on it is understood that no liability for taxes, dues, charges or expenses will be payable by the  Beneficiary and/or the Assignors for the assignment as per Article 22 of the Loan Agreement.

9.                               COMMUNICATIONS AND ELECTION OF DOMICILE

9.1           For the purposes of this deed, the Parties elect domicile at the addresses respectively indicated below. Any communication relating to this deed and the guarantee afforded by virtue of the same may be sent to this elected domicile, including the serving of any legal and/or trial documents, executive or otherwise, associated with this deed and the rights of guarantee established by virtue of the same.

9.2           All the communications, documents or requests envisaged in accordance with this deed shall have to be made in writing and, unless established otherwise, can be made by registered letter with advice of receipt or fax message to the following addresses of the Parties, or to those indicated subsequently in writing by each Party to all the others as a replacement thereof.

(A)                             in relation to Kemet Electronics:

2835 Kemet Way, Simpsonville

South Carolina, 29681

United States of America

Fax No.: +1 864 228 4161

For the attention of the Chief Financial Officer

email: billlowe@kemet.com

(B)                               in relation to Arcotronics Italia:

Via San Lorenzo, 19

Sasso Marconi (BO)

For the attention of Mr. Marco Uberti

Fax No.: 0039-051-840600

Email: marcouberti@kemet.com

(C)                               in relation to Arcotronics Industries:

Via San Lorenzo, 19

Sasso Marconi (BO)

For the attention of Mr. Marco Uberti

Fax No.: 0039-051-840600

Email: marcouberti@kemet.com

(D)                              in relation to Arcotronics Hightech:

Via Savena, No. 3

Monghidoro (BO)

Fax No.: 0030-051-840600

For the attention of Mr.: Marco Uberti

Email: marcouberti@kemet.com

(E)                                in relation to Arcotronics Technologies:

Via San Lorenzo, 19

Sasso Marconi (BO)

Fax No.: 0030-051-840600

For the attention of Mr.: Marco Uberti

Email: marcouberti@kemet.com

(F)                                in relation to the Beneficiary:

2835 Kemet Way

Simpsonville, South Carolina 29681

United States of America

For the attention of: Chief Financial Officer

Fax No.: +1 864 228 4161

Email: billlowe@kemet.com

(G)                               in relation to the Lending Party:

UniCredit Corporate Banking S.p.A.

Branch of Casalecchio di Reno (BO)

Via Marconi 34/2

Casalecchio di Reno (BO)

For the attention of Messrs. Claudio Chiosi – Sergio Sabatino [•] Fax No.: +39 51 6111218

Email:

sergio.sabatino@unicreditgroup.eu

9.3           Communications received on a day which is not a Working Day or after 5.00 p.m. on a Working Day or 1.00 p.m. on a partial Working Day, shall be considered as having been received on the immediately subsequent Working Day.

10.                         TAXES, DUES AND EXPENSES

Expenses, taxes and dues relating to or associated for any reason with (i) this deed and its execution, (ii) the deeds which may be entered into as a result of the same and (iii) the establishment of the rights of guarantee afforded by virtue of this deed, are the exclusive responsibility of the Assignors, with the exception of the charges deriving from and/or associated with the transfer of the Loan or the Loan Agreement, as per Article 22 of said Agreement, which will be fully incurred by the Assignee. Furthermore, it is confirmed that this assignment is tax-free, as it is performed for the purpose of guaranteeing a loan that benefits from the regime provided for by Presidential Decree no. 601/73.

11.                         GOVERNING LAW AND JURISDICTION

11.1         Governing law

This deed shall be disciplined by Italian law and be interpreted in pursuance of the same.

11.2                          Jurisdiction

Without prejudice to the cases of binding competence established by law, the Verona Court will be exclusively competent for any dispute arising between the parties in relation to the validity, interpretation and execution of this deed or in any event associated or dependent on the same. The Assignee’s right to apply to any other competent judge in accordance with current law provisions however remains unprejudiced.

12.                        SUNDRY

12.1                          Any amendments to this deed shall have to be made by the Parties in writing, otherwise they will be ineffective.

12.2         It is understood from this point on that the Assignors will not be responsible for any impossibility to transfer the Assigned Credits deriving from peremptory norms of any differing law applicable to the relationship underlying the credit nor from any exceptions raised by the Assigned Debtors vis-à-vis the Assignee in accordance with applicable law, it being understood that, if this should cause prejudice to the (i) the value of the guarantee pursuant to this assignment, and/or (ii) the ability of the Beneficiary to fulfil its payment obligations arising from the Loan Agreement, the Assignors undertake from this point on supplement or obtain the integration of the guarantee as per this deed in a form and with a content which is satisfactory for the Assignee.

12.3                          If one or more Assigned Credits are the subject of the Factoring Agreement and have been already assigned pursuant to Art. 4 above, the Assignee henceforth undertakes to carry out any and all actions necessary or appropriate to return to the relevant Assignors the Assigned Credits, which shall be the subject of the Factoring Agreement, upon its finalisation.

12.4         Omissions or delays by the Assignee when exercising the rights it is due will not represent waiver as these rights; likewise, the exercise of a single right shall not impede the further exercise thereof nor the exercise of any other right.

12.5                          The Assignors release the Assignee from any liability in relation to the exercise or lack thereof by the same of the rights deriving from this deed or in any event associated with the assignment of the credits envisaged herein, except in the cases of gross negligence or fraudulent intent.

* * * * *

Bologna, 21 October 2008

The Lending Party: UniCredit Corporate Banking S.p.A.	The Assignor Kemet Electronics Corp.

/s/ CLAUDIO CHIOSI	/s/ MARCO UBERTI

The Assignor Arcotronics Italia S.p.A.

/s/ MARCO UBERTI

The Assignor Arcotronics Industries S.r.l.

/s/ MARCO UBERTI

The Assignor Arcotronics Hightech S.r.l.

/s/ MARCO UBERTI

The Assignor Arcotronics Technologies S.r.l.

/s/ MARCO UBERTI

The Beneficiary KEMET Corporation

/s/ MARCO UBERTI

In pursuance of Article 1341 (“General Agreement Conditions”) of the Italian Civil Code, the following terms are specifically approved:

Art.  (ASSIGNMENT FOR GUARANTEE PURPOSES), Art.  (PAYMENTS), Art.  (FINALIZATION OF THE ASSIGNMENT), Art.  (MAINTENANCE OF THE GUARANTEE), Art.  (), Art.  (TRANSFERS), Art.  (COMMUNICATIONS AND ELECTION OF DOMICILE), Art.  (TAXES, DUES AND EXPENSES), Art.  (GOVERNING LAW AND JURISDICTION), Art.  (Mandatory nature of the written form), Art.  (Delay in or failure to exercise a right), Art.  (Exoneration from liability).

Place and date: Bologna, 21 October 2008

The Lending Party: UniCredit Corporate Banking S.p.A.	The Assignor Kemet Electronics Corp.

/s/ CLAUDIO CHIOSI	/s/ MARCO UBERTI

The Assignor Arcotronics Italia S.p.A.

/s/ MARCO UBERTI

The Assignor Arcotronics Industries S.r.l.

/s/ MARCO UBERTI

The Assignor Arcotronics Hightech S.r.l.

/s/ MARCO UBERTI

The Assignor Arcotronics Technologies S.r.l.

/s/ MARCO UBERTI

The Beneficiary KEMET Corporation

/s/ MARCO UBERTI

ANNEXES:

Annex A:	Summary Document

Annex B:	Kemet Electronics Credits

Annex C:	Arcotronics Italia Credits

Annex D:	Arcotronics Industries Credits

Annex E:	Arcotronics Hightech Credits

Annex F:	Arcotronics Technologies Credits

Annex G:

Irrevocable authority

Annex H:	Notification of assignment

ANNEX A

SUMMARY DOCUMENT

SUMMARY DOCUMENT

This Summary Document has been drawn up in relation to the Deed of Assignment of Credit for guarantee purposes and is connected to the same in accordance with the Resolution of the Interministerial Committee for Credit and Savings dated 4 March 2003, published in the Italian Official Gazette No. 72 dated 27 March 2003 and the implementing provisions issued by the Bank of Italy on 25 July 2003.

In this Summary Document, the words and terms with capital letters not defined herein acquire the same meaning given them in the text of the Assignment of Credit Deed. This Summary Document is an essential and integral part of the deed to which it is attached.

FINANCIAL CONDITIONS

Taxes, dues and expenses (Art. 10)

The expenses, taxes and dues relating to or associated for any reason with (i) this Assignment of Credit Deed and its execution, (ii) the deeds which may be entered into as a result of the same and (iii) the establishment of the rights of guarantee afforded by virtue of this deed, are the exclusive responsibility of the Assignors.

MAIN CONTRACTUAL CONDITIONS

Assignment for guarantee purposes (Art. 2)

In order to guarantee the fulfilment of the Guaranteed Obligations, the Assignors assign all the credits as specified in the deed of Assignment of Credit to the Lending Party with recourse. All the sums collected by the Assignor in relation to the Assigned Credits shall have to be paid into a specific current account open at the Agent Bank.

The Credit Accounts shall have to be registered in the name of the Assignors, who undertake to grant the Agent Bank, at the same time this deed is entered into, appropriate irrevocable authority to use the sums credited therein to satisfy all the Guaranteed Obligations. The Assignor shall have to forward to the Agent Bank, on a quarterly basis, the account statement of the Credit Account. Until the occurrence of a Significant Event, the Assignor may freely use the amounts paid into the Credit Account and the Lending Party will have to make the afore-mentioned amounts paid into the Credit Account available immediately to the Assignor.

Maintenance of the guarantee (Art. 5)

The guarantee afforded in accordance with this Assignment of Credit deed will remain valid in its entirety and shall be additional with respect to any other collateral or personal security which the Assignee may, currently or subsequently, benefit or come to benefit from in relation to all or some of the Guaranteed Obligations.

Assignor commitments (Art. 7)

The Assignors (and the Beneficiary, if applicable) undertake: (i) to inform the Assignee without delay of any event, action or communication which may tangibly have a direct detrimental effect on the guarantee afforded in accordance with this Assignment of Credit deed; (ii) fulfil, with regard to all significant aspects, the obligations undertaken by the same for the purpose of maintaining the persistence of the credits; (iii) refrain from accepting or proposing amendments to the relevant documentation from which the credits derive and from exercising any rights to withdraw or terminate in accordance with the same, unless the prior written consent of the Assignee has been obtained and within the limits of the matters envisaged in the assignment of credit deed; (iv) keep a copy of the documentation relating to the credits and hand it over to the Agent Bank, upon the request of the latter; (v) provide the Assignee with immediate written communication of any claim furthered by third parties (including any administrative authority) on the Assigned Credits; (vi) refrain from active or omissive conduct which may prejudice the validity, exceptionable nature, actionable nature or efficacy of Assignment or the rights (including herein those relating to the collection of the Assigned Credits and the rights of guarantee) afforded in accordance with the same in favour of the Lending Party, or decrease the value of the credits subject to assignment; (vii) promptly sign any additional deeds and documents and undertake any additional action or formalities necessary for the purpose of finalizing and/or protecting the rights of guarantee afforded in accordance with this deed and permit the Assignee to exercise and/or protect its rights deriving from this Assignment of Credit deed before the legal authorities; (viii) deliver, within the time frames provided for in the Assignment Credit deed, a list of the actually transferrable credits; (ix) supplement the guarantee in the case of failure to comply with the terms provided for in the Assignment Credit deed; and (x) ratify specific deeds provided hereunder.

Transfers (Art. 8)

The rights of guarantee afforded in accordance with this deed remain in their entirety also following the assignment to third parties of the credits or the contractual position of the Loan by the Lending Party and these rights of guarantee are transferred to the new assignees without the need for any further manifestation of consent by the Assignors.

Jurisdiction (Art. 11)

Without prejudice to the cases of binding competence established by law, the Verona Court will be competent for any dispute which may arise in relation to the Assignment of Credit.

ANNEX G

IRREVOCABLE AUTHORITY

Messrs. [•]

[•]

The undersigned [•] (hereinafter the “Assignor”), with registered offices in [•], share capital Euro [•].00 ([•].00), enrolled in the [•] Companies’ Register under enrolment number and tax code [•], represented by Mr. [•] in his/her capacity as [•], declares that he/she grants irrevocable authority

in accordance with Article 1723.2 (“Revocable nature of the authority”) of the Italian Civil Code (since it is also granted in the interests of the proxy) to UniCredit Corporate Banking S.p.A., share capital Euro [•].00 ([•].00), enrolled in the [•] Companies’ Register under number and tax code [•], so that, upon occurrence of a Significant Event which has been notified by UniCredit Corporate Banking S.p.A. pursuant to Clause 17.1 (“Acceleration, Termination, and Withdrawal”) of the Loan Agreement (to the extent that such Significant Event has not been corrected within the period of grace possibly granted by the Assignee), as specified in the Loan Agreement entered into on [•] between [•], as the party being financed, and [•] (Assignees), as the Lending Party, the latter [•] may use, in its name and representing itself and in the name of and representing the others [Assignees], the sums present in the current account No. [•] held in the name of [•] open at [•], [•] branch, IBAN code [•], up to the extent of the credits [of the Assignees], allocating said sums to satisfy all the Guaranteed Obligations, in pursuance of the matters envisaged in the deed of assignment for guarantee purposes entered into on [•] between said Assignor and Assignee.

The Agent Bank is granted the widest powers necessary for carrying out the afore-mentioned transaction, including those for arranging bank credit transfers and/or account transfers to be charged to the afore-mentioned account, providing consequent instructions to the bank where the current account is open and providing receipt.

The proxy appointed herein with representation is expressly authorized to operate under conflicts of interest and to contract with itself, in pursuance of Articles 1394 (“Conflicts of interest”) and 1395 (“Self-contracting”) of the Italian Civil Code.

Place and date: [•], [•]

The Assignor

[•]

ANNEX H

NOTIFICATION OF ASSIGNMENT

[TO BE SERVED ON THE ASSIGNED DEBTOR]

The undersigned [•] (hereinafter the “Assignor”), with registered offices in [•], share capital Euro [•].00 ([•].00), enrolled in the [•] Companies’ Register under number and tax code [•], represented by Mr. [•] in his/her capacity as [•],

Notifies

[•] (hereinafter the “Assigned Debtor”) that, by means of deed dated [•] certified by Notary Public [•] in [•] file No. [•]/[•], it has assigned all its current and/or future credits vis-à-vis the Assigned Debtor with recourse in favour of [•] (hereinafter the “Assignee”), being credits deriving from:

                                                [•]

The undersigned Assignor informs the Assigned Debtor that the payment of all that is owed as a result of the afore-mentioned agreement will have to be carried out by means of crediting the account No. [•] open at [•], [•] branch, IBAN code [•], subject to differing provisions which are communicated in writing by UniCredit Corporate Banking S.p.A. to this Assigned Debtor.

Yours faithfully

Place and date: [•], [•]

The Assignor

[•]